SERIES A PREFERRED SHARE PURCHASE AGREEMENT

THIS SERIES A PREFERRED SHARE PURCHASE AGREEMENT (this "Agreement") is entered into on May 11, 2022 (the "Signing Date") by and among:

(1) the party listed in Part I of Exhibit A attached hereto (the "Investor");

(2) the parties listed in Part II of Exhibit A attached hereto (the "Founder Parties", and each a "Founder Party");

(3) Able View Inc., an exempted company duly incorporated with limited liability and validly existing under the Laws of the Cayman Islands (the "Company");

(4) Ableview Investment Limited, an exempted company duly incorporated with limited liability and validly existing under the Laws of the Cayman Islands (the "Ableview Investment");

(5) Ableview Capital Group Ltd., a company duly established and validly existing under the Laws of the British Virgin Islands (the "Ableview Capital");

(6) Ableview Brands Limited, a limited liability company established and validly existing under the Laws of Hong Kong (the "Ableview Brands");

(7) Ableview Management Limited, a limited liability company established and validly existing under the Laws of Hong Kong (the "Ableview Management");

(8) Able View Enterprise Limited, a limited liability company established and validly existing under the Laws of Hong Kong (the "Able View Enterprise");

(9) Shanghai Jingyue Trading Co., Ltd. (in Chinese: 上海景跃贸易有限公司), a limited liability company established under the Laws of the PRC (the "Shanghai Jingyue");

(10) Beijing Jingyuan Trading Co., Ltd. (in Chinese: 北京景缘商贸有限公司), a limited liability company established under the Laws of the PRC (the "Beijing Jingyuan");

(11) Shanghai Jinglu Trading Co., Ltd. (in Chinese: 上海景禄贸易有限公司), a limited liability company established under the Laws of the PRC (the "Shanghai Jinglu"); and

(12) Shanghai Weitong Trading Co., Ltd. (in Chinese: 上海微彤商贸有限公司), a limited liability company established under the Laws of the PRC ("Shanghai Weitong", together with Shanghai Jingyue, Beijing Jingyuan and Shanghai Jinglu, individually as a "Domestic Company" and collectively as the "Domestic Companies").

Each of the forgoing parties is referred to herein individually as a "Party" and collectively as the "Parties".

RECITALS

A. The Company is an exempted company incorporated in the Cayman Islands as an offshore financing platform of the Domestic Companies.

B. The Investor intends to invest in the Company by subscribing for and purchasing certain

Series A Preferred Shares of the Company, and the Company intends to issue and sell such Series A Preferred Shares to the Investor, pursuant to the terms and conditions of this Agreement.

C. The Parties intend to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. DEFINITIONS

Capitalized terms used in this Agreement shall have the meanings set forth in Exhibit B.

2. TRANSACTION

2.1 Authorization. Subject to the terms and conditions hereof, on or prior to the Closing, the Company shall have authorized and reserved (i) an aggregate of 15,750 shares of the Company's Series A Preferred shares, having its rights, preferences and privileges as set forth in the Memorandum and Articles, and (ii) such amount of Ordinary Shares for issuance upon conversion of the Series A Preferred Shares (the "Conversion Shares").

2.2 Sale and Purchase of the Series A Preferred Share. At the Closing, subject to the terms and conditions hereof, the Investor agrees to subscribe for and purchase, and the Company agrees to issue and sell to the Investor such number of Series A Preferred Shares as set forth opposite such Investor's name that are indicated to be purchased at the Closing in Part I of Exhibit A attached hereto (the "Purchased Shares"), at the purchase price of US$190.4762 per Series A Preferred Share (the "Purchase Price") for an aggregate purchase price as set forth opposite such Investor's name on Part I of Exhibit A attached hereto (the "Investment Amount").

3. CLOSING

3.1 Closing. The consummation of the transaction contemplated under Section 3.2(ii) (the "Closing") shall take place remotely via the exchange of documents and signatures on the date (the "Closing Date") that is no later than ten (10) Business Days after all Closing Conditions (except for such Closing Conditions that will be satisfied at the Closing, but nonetheless subject to the satisfaction or waiver thereof at the Closing) have been satisfied or waived (or such other time and place as the Company and the Investor shall mutually agree).

3.2 Procedure.

(i) Closing Payment. At the Closing, the Investor shall pay the Investment Amount, as set forth opposite to the Investor's name on Part I of Exhibit A attached hereto, by wire transfer of immediately available funds in U.S. dollars to an account designated in writing by the Company, the details of which shall

be provided by the Company to the Investor at least five (5) Business Days prior to the Closing.

(ii) Closing Deliverables at Closing. At the Closing, subject to the payment of the Investment Amount by the Investor pursuant to Section 3.2(i) above, the Company shall deliver (or cause to be delivered) to the Investor (a) a copy of the share certificate representing the corresponding number of Purchased Shares issued to the Investor, (b) a copy of the Company's updated register of members, reflecting the issuance of the Purchased Shares to the Investor at the Closing pursuant to Section 2.2, and (c) to the extent not previously delivered, such documents, instruments and items required to be delivered to the Investor by the Company in connection with the satisfaction of the Investor's Closing Conditions contemplated under Section 5.1 or the Company's Closing Conditions contemplated under Section 5.2, as applicable. Within five (5) Business Days after the Closing Date, the Company shall deliver to the Investor the original share certificate issued to such Investor representing the Purchased Shares subscribed by such Investor.

4. REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of Warrantors. Subject to such exceptions as may be specifically set forth in the Disclosure Schedule attached hereto as Exhibit E (the "Disclosure Schedule"), each of the Group Companies and the Founder Parties (collectively, the "Warrantors") hereby, jointly and severally, represents and warrants to the Investor that each of the statements contained in Exhibit D attached hereto (the "Warrantors Representations and Warranties") is true, correct, complete and not misleading as of the Signing Date and will be true, correct, complete and not misleading as of the Closing Date (or, if such representations and warranties are made with respect to a particular date, as of such particular date).

4.2 Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that the representations and warranties set forth in this Section 4.2 (the "Investor Representations and Warranties") are true, correct, complete and not misleading as of the Signing Date and will be true, correct, complete and not misleading as of the Closing Date:

(i) Due Organization and Good Standing. Such Investor is duly incorporated, organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under, and by virtue of, the Laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own its properties and assets and to carry on its business as now conducted.

(ii) Authorization. Such Investor has all requisite power, authority and capacity, including but not limited to the approval by its investment committee (if applicable), to enter into this Agreement and other Transaction Documents to which it is a party, and to perform its obligations hereunder and thereunder. Each Transaction Document to which it is a party has been duly authorized, executed and delivered by such Investor.

(iii) Binding Effect. Each Transaction Document to which such Investor is a party, when executed and delivered by such Investor, will constitute valid and

legally binding obligations of it, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(iv) Purchase for Own Account. The Purchased Shares being purchased by such Investor and the Conversion Shares thereof (if applicable) will be acquired for such Investor's own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof, and such Investor does not have any present intention of selling, transferring, granting any participation in, or otherwise distributing the same. Such Investor further represents that it does not have any Contract, undertaking, agreement or arrangement with any Person, to sell, transfer or grant participation to such Person or any third Person, with respect to any Purchased Shares or Conversion Shares.

(v) Restricted Securities. Such Investor understands that the Series A Preferred Shares being purchased by such Investor and the Conversion Shares thereof (if applicable) are restricted securities within the meaning of Rule 144 under the Securities Act; that such Series A Preferred Shares and Conversion Shares are not registered or listed publicly and must be held indefinitely unless they are subsequently registered or listed publicly or an exemption from such registration or listing is available.

(vi) Compliance. Such Investor has satisfied itself as to the full observance of the Laws of its jurisdiction in connection with any invitation to purchase the Purchased Shares and the Conversion Shares thereof (if applicable), and any transactions contemplated hereunder or any use of the Transaction Documents, including (a) the legal requirements within its jurisdiction for the purchase of the Purchased Shares and the Conversion Shares thereof (if applicable), (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other Consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Purchased Shares and the Conversion Shares thereof (if applicable). Such Investor' s purchase of and payment for and its beneficial ownership of the Purchased Shares are not and will not violate any applicable securities or other Laws of the applicable jurisdictions. No contracts between such Investor and any other Persons will be terminated or materially affected by the execution or performance of the Transaction Documents.

5. CONDITIONS

5.1 Conditions to Investor's Obligations at Closing. The obligations of the Investor to consummate the Closing under Section 3 of this Agreement are subject to the fulfillment and the satisfaction or waiver by such Investor of each of the following conditions (collectively, the "Investor's Closing Conditions"):

(i) Representations and Warranties. The Warrantors Representations and Warranties shall be true, correct, complete and not misleading in all material respects as of the Signing Date and as of the Closing Date, with the same force and effect as if they were made on and as of such date, except in either case for

those representations and warranties that address matters only as of a particular date, which representations will have been true and complete in all material respects as of such particular date.

(ii) Approvals. All Consents of any competent Government Authorities, the then existing shareholder of the Company prior to the Closing, or any Persons which are required to be obtained by each Warrantor in connection with the consummation of the transactions contemplated under this Agreement shall have been duly obtained prior to and be effective as of the Closing.

(iii) Memorandum and Articles. The amended and restated memorandum and articles of associations of the Company in the form attached hereto as Part I of Exhibit F (the "Memorandum and Articles") shall have been duly adopted by all necessary action of the Director and/or the shareholder of the Company to be effective upon Closing, and such adoption shall have been duly submitted to the Companies Registry of the Cayman Islands as evidenced by an email confirmation from the Company's Cayman registered agent.

(iv) Shareholders' Agreement. The shareholders' agreement in the form attached hereto as Part II of Exhibit F (the "Shareholders' Agreement") shall have been duly executed and delivered by the parties thereto (other than the Investor).

(v) No Material Adverse Effect. There shall have been no event or events which, would have a Material Adverse Effect on the Group Companies.

5.2 Conditions to Company's Obligations at Closing. The obligation of the Company to consummate the Closing under Section 3 of this Agreement are subject to the satisfaction, or waiver by the Company, of each of the following conditions (collectively, the "Company's Closing Conditions", and together with the "Investor's Closing Conditions", the "Closing Conditions"):

(i) Representations and Warranties. The Investor Representations and Warranties made by such Investor shall be true, correct, complete and not misleading as of the Signing Date and as of the Closing Date, with the same force and effect as if they were made on and as of such date.

(ii) Approvals. All Consents of any competent Government Authorities, the then existing shareholders, board of directors and/or investment committee of the Investor (as applicable) prior to the Closing, or any Persons which are required to be obtained by the Investor in connection with the consummation of the transactions contemplated under this Agreement shall have been duly obtained prior to and be effective as of the Closing.

(iii) Transaction Documents. Each of Transaction Documents, to which such Investor is a party, shall have been duly executed and delivered by such Investor.

(iv) Pre-Closing Restructuring. The Company shall have completed its share capital restructuring, immediately after the completion of which the capital structure (including its authorized and issued share capital, and the holders thereof) of the Company is as set forth on Part II of Exhibit C (the "Pre-Closing Restructuring").

6. COVENANTS

6.1 Use of Proceeds. Unless otherwise with the prior written approval by the Investor, all proceeds from the issuance and sale of the Purchased Shares shall be used for the business expansion and capital expenditure of, and as general working capital for, the Group Companies.

6.2 Further Assurances. Upon the terms and subject to the conditions herein, each of the Parties agrees to use its best efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the other Transaction Documents, provided that except as expressly provided herein, no Party shall be obligated to grant any waiver of any condition or other waiver hereunder.

6.3 ESOP. The Parties hereby agree that, a total number of 50,000 Ordinary Shares representing 5% of the outstanding share capital of the Company immediately after the completion of the Pre-Closing Restructuring and prior to the Closing (calculated on a fully-diluted and as-converted basis) of the Company shall be reserved for issuance to employees, officers, directors or consultants of the Group Companies pursuant to a share incentive plan of the Company.

6.4 Confidentiality. Each Party shall, and shall cause any Person who is Controlled by such Party to, keep confidential the existence and content of this Agreement, the other Transaction Documents and any related documentation, the identities of any of the Parties, and other information of a non-public nature received from any other Party or prepared by such Party exclusively in connection herewith or therewith (collectively, the "Confidential Information") unless the Founder Parties and the Investor shall mutually agree otherwise; provided, that any Party may disclose Confidential Information or permit the disclosure of Confidential Information (a) to the extent required by applicable Laws or the rules of any stock exchange, U.S. Securities and Exchange Commission, or any other regulatory agency; provided that such Party shall, where practicable and to the extent permitted by applicable Laws, provide the other Parties with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other Parties) a protective order, confidential treatment or other appropriate remedy; and in such event, such Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to keep such information confidential to the extent reasonably requested by any such other Parties, (b) to its officers, directors, employees, and professional advisors on a need-to-know basis for the performance of its obligations in connection herewith so long as such Party advises each Person to whom any Confidential Information is so disclosed as to the confidential nature thereof, (c) in the case of the Investor, to their auditors, counsel, directors, officers, employees, fund manager, shareholders, partners or investors, and (d) to its current or bona fide prospective investors, investment bankers and any Person otherwise providing substantial debt or equity financing to such Party so long as the Party advises each Person to whom any Confidential Information is so disclosed as to the confidential nature thereof.

For the avoidance of doubt, Confidential Information does not include information that (i) was already in the possession of the receiving Party before such disclosure by the disclosing Party, (ii) is or becomes available to the public other than as a result of disclosure by the receiving Party in violation of this Section 6.4, or (iii) is or becomes available to the receiving Party from a third party who has no confidentiality obligations to the disclosing Party. The Parties shall not make any announcement regarding the consummation of the transaction contemplated by this Agreement, other Transaction Documents and any related documentation in a press release, conference, advertisement, announcement, professional or trade publication, marketing materials or otherwise to the general public without the prior written Consent of the Company and the Investor.

7. INDEMNITY

7.1 General Indemnification. To the fullest extent permitted by the applicable Laws, each of the Warrantors shall jointly and severally indemnify, defend and hold harmless the Investor and its respective Affiliates, officers, directors, agents and employees (each an "Indemnified Party") from and against any and all losses, damages, Liabilities, claims, diminution in the value of the Company or any other Group Companies or the Indemnified Party's investment in the Company, proceedings, costs, expenses, penalties and interest (collectively, the "Losses") resulting from or arising out of any breach by any Warrantor of any of the Warrantors Representations and Warranties or other representations, covenants or agreements in this Agreement or any other Transaction Document.

7.2 Procedure. If any Indemnified Party believes that it has any claim pursuant to this Section 7, it shall promptly give written notice thereof to the Warrantors stating specifically the basis on which such claim is being made, the material facts related thereto, and the amount asserted thereunder. Any Warrantor will have the right to participate in, and, to the extent it so desires, to assume the defense thereof. Such participation made by any Warrantor to assume the defense shall not be deemed an acknowledgement that such Warrantor is subject to indemnification hereunder. However, the Indemnified Party will have the right to retain separate counsel and to participate in the defense thereof, if representation of such Indemnified Party by the counsel retained by the Warrantors would be, in the Indemnified Party's view, inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. None of the Warrantors may, except with the Consent of the Indemnified Party, consent to the entry of any judgment or enter into any settlement which does not include as a term thereof the unconditional release of the Indemnified Party of all Liability in respect of such Action. Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Party may, by notice to the Warrantors, assume the exclusive right to defend, compromise, or settle such proceeding, but the Warrantors will not be bound by any determination of a proceeding so defended or any compromise or settlement effected without its consent.

7.3 Limitations on the Founder Parties' Liabilities. Notwithstanding anything to the contrary herein, absent fraud, willful misconduct and gross negligence by any Warrantor,

(i) the Warrantors shall not be obligated to indemnify any Indemnified Party in respect of his/its claims unless the aggregate amount of such claims exceeds US$500,000 (or its equivalent in other currencies), in which event such indemnification shall be required to the full extent of the Losses of such Indemnified Party;

(ii) no claim may be brought against the Founder Parties unless the Indemnified Party has first brought a claim against the Group Companies and exhausted all reasonable remedies against the Group Companies. Without prejudice to the foregoing, in no event the assets of the Founder Parties (other than the shares of the Company directly or indirectly held by the Founder Parties) shall be used to indemnify any Losses of the Indemnified Parties resulting from or arising out of any breach by any Warrantor of any of the Warrantors Representations and Warranties or other representations, covenants or agreements in this Agreement. The Founder Parties may elect to satisfy the entirety of their obligations under this Section 7 by transferring the shares of the Company in whole or in part held by them to the Indemnified Party at no cost. If the Founder Parties elect to satisfy their entire obligations under this Section 7 by transferring the shares of the Company to the Indemnified Party at no cost, when computing the number of such shares to be transferred hereunder, the value of such shares shall be the fair market value thereof at the time of the indemnification claim as determined by the board of directors or the sole director (as applicable) of the Company in good faith;

(iii) the aggregate indemnification amount claimed by all the Indemnified Parties against all the Warrantors in respect of their claim(s) arising out of or in connection with the Transaction Documents shall not exceed an amount equal to 50% of the Investment Amount paid by the Investor under this Agreement; and

(iv) such Founder Party shall not be liable if such breach or violation occurs after the Closing, under, due to or based on the decision, consent, approval of the shareholders or the board of directors/sole director of the Company or such Indemnified Party has consented to waive his rights of claiming the indemnification in writing.

7.4 Indemnification Non-Exclusive. The foregoing indemnification provisions (subject always to the limitations contained herein) are in addition to, and not in derogation of, any statutory, equitable or common-law remedy any Party or Indemnified Party may otherwise have.

8. MISCELLANEOUS

8.1 Termination.

(i) Termination of Agreement. This Agreement may be terminated prior to the Closing (a) by mutual written Consent of the Parties, (b) by the Investor or the Company if the Closing has not occurred within ninety (90) days after the Signing Date (the "Long-Stop Date"), provided that if such failure to consummate the Closing on or prior to the Long-Stop Date can be attributed to one Party's default hereunder, such Party shall not be entitled to terminate this Agreement pursuant to this Section 8.1(i)(b), (c) by the Investor with respect to

itself by written notice to the Company if there has been a material misrepresentation or material breach of a covenant or agreement contained in this Agreement on the part of any Warrantor, and such breach, if curable, has not been cured within fourteen (14) days of such notice or such longer period as agreed by the Investor, (d) by the Company by written notice to the Investor with respect to such Investor if there has been a material misrepresentation or material breach of a covenant or agreement contained in this Agreement (including but not limited to the failure to pay the Investment Amount pursuant to this Agreement), and such breach, if curable, has not been cured within fourteen (14) days of such notice by the Company, or (e) by any Party by written notice to the other Parties if any Governmental Authority shall have issued any order or taken any other action permanently restraining, enjoining, preventing, prohibiting or otherwise making illegal the consummation of the transactions contemplated hereunder and such order or other action has become final and non-appealable; provided, that a party shall have no right to terminate this Agreement pursuant to this Section 8.1(i)(e) if the imposition of such order or other action was caused by the breach by such Party or its Affiliate of any representation, warranty or covenant in this Agreement.

(ii) Effect of Termination. If this Agreement is terminated pursuant to the provision of Section 8.1(i), this Agreement will be of no further force or effect upon termination; provided that no Party shall be relieved of any Liability for a breach of this Agreement or for any misrepresentation hereunder, nor shall such termination be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

(iii) Survival. The provisions of Section 1 *(Definitions)*, Section 6.4*(Confidentiality)*, Section 7*(Indemnity)* and Section 8*(Miscellaneous)* of this Agreement shall survive the expiration or early termination of this Agreement.

8.2 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the Laws of Hong Kong, without regard to principles of conflict of Laws thereunder.

8.3 Dispute Resolution.

(i) Any dispute, controversy or claim arising out of, in connection with or relating to this Agreement, including the interpretation, validity, invalidity, breach or termination thereof, shall be settled by arbitration.

(ii) The arbitration shall be conducted in Shanghai at the Shanghai International Economic and Trade Arbitration Commission in accordance with its arbitration rules then in effect, which rules are deemed to be incorporated by reference into this subsection (ii). The arbitration tribunal shall consist of three (3) arbitrators. The language of the arbitration shall be Chinese.

(iii) Each Party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any doctrine of legal privilege or any confidentiality obligations binding on such Party.

(iv) The costs of arbitration shall be borne by the losing Party, unless otherwise determined by the arbitration tribunal.

(v) When any dispute occurs and when any dispute is under arbitration, except for the matters in dispute, the Parties shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Agreement.

(vi) The award of the arbitration tribunal shall be final and binding upon the Parties, and the prevailing Party may apply to a court of competent jurisdiction for enforcement of such award.

(vii) The Parties understand and agree that this provision regarding arbitration shall not prevent any party from pursuing preliminary equitable or injunctive relief in a judicial forum pending arbitration in order to compel another party to comply with this provision, to preserve the status quo prior to the invocation of arbitration under this provision, or to prevent or halt actions that may result in irreparable harm. A request for such equitable or injunctive relief shall not waive this arbitration provision.

8.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) or electronic mail to the respective Parties at the addresses specified on Part III of Exhibit A (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8.4). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, prepaying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by facsimile or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day. Notwithstanding the foregoing, to the extent a "with a copy to" address is designated, notice must also be given to such address in the manner above for such notice, request, Consent or other communication hereunder to be effective.

8.5 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties whose rights or obligations hereunder are affected by such terms and conditions. This Agreement, and the rights and obligations of any Party hereunder, shall not be assigned without the mutual written Consent of the Investor and the Company.

8.6 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. If, however, any provision of this Agreement shall

be invalid, illegal, or unenforceable under any such applicable Laws in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law.

8.7 Waiver and Amendment. This Agreement may only be amended or modified with an instrument in writing signed by the Company, the Founders and the Investor; provided that any Party may (a) extend the time for the performance of any of the obligations or other acts of another Party, (b) waive any inaccuracies in the representations and warranties of another Party contained herein or in any document delivered by another Party pursuant hereto or (c) waive compliance with any of the agreements of another Party or conditions to such Party's obligations contained herein, provided further that any amendment or modification to a provision of this Agreement which affects some (but not all) Parties only may be effected by an instrument in writing signed by all affected Parties only. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

8.8 Fees and Expenses. Each Party shall pay all of its own costs and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and other Transaction Documents and the transactions contemplated hereby and thereby.

8.9 Interpretation. For all purposes of this Agreement, except as otherwise expressly provided, (a) the defined terms shall have the meanings assigned to them in its definition and include the plural as well as the singular, and pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; (b) all references in this Agreement to designated "Sections" and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement unless explicitly stated otherwise, and all references in this Agreement to designated exhibits are to the exhibits attached to this Agreement unless explicitly stated otherwise, (c) the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (d) the titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement, (e) any reference in this Agreement to any "Party" or any other Person shall be construed so as to include its successors in title, permitted assigns and permitted transferees, (f) any reference in this Agreement to any agreement or instrument is a reference to that agreement or instrument as amended or novated and (g) this Agreement is jointly prepared by the Parties and should not be interpreted against any Party by reason of authorship.

8.10 Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement of the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof and thereof.

8.11 Use of English Language. This Agreement has been executed and delivered in the English language. Any translation of this Agreement into another language shall have no interpretive effect.

8.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and emailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

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IN WITNESS WHEREOF, the Parties have duly executed this SERIES A PREFERRED SHARE PURCHASE AGREEMENT as of the date first above written.

Able View Inc.

By: ______________________

Name: TANG Jing (汤璟)

Title: Director

IN WITNESS WHEREOF, the Parties have duly executed this SERIES A PREFERRED SHARE PURCHASE AGREEMENT as of the date first above written.

Ableview Capital Group Ltd.

By: ______________________

Name: TANG Jing (汤璟)

Title: Director

IN WITNESS WHEREOF, the Parties have duly executed this SERIES A PREFERRED SHARE PURCHASE AGREEMENT as of the date first above written.

Ableview Brands Limited

By: ______________________

Name: TANG Jing (汤璟)

Title: Director

IN WITNESS WHEREOF, the Parties have duly executed this SERIES A PREFERRED SHARE PURCHASE AGREEMENT as of the date first above written.

Ableview Management Limited

By: ______________________

Name: TANG Jing (汤璟)

Title: Director

IN WITNESS WHEREOF, the Parties have duly executed this SERIES A PREFERRED SHARE PURCHASE AGREEMENT as of the date first above written.

Ableview Investment Limited

By: ______________________

Name: TANG Jing (汤璟)

Title: Director

IN WITNESS WHEREOF, the Parties have duly executed this SERIES A PREFERRED SHARE PURCHASE AGREEMENT as of the date first above written.

Able View Enterprise Limited

By: ______________________________

Name: TANG Jing (汤璟)

Title: Director

IN WITNESS WHEREOF, the Parties have duly executed this SERIES A PREFERRED SHARE PURCHASE AGREEMENT as of the date first above written.

Shanghai Jingyue Trading Co., Ltd. (Seal)
(in Chinese: 上海景跃贸易有限公司)

By: ______________________
Name: TANG Jing (汤璟)
Title: Legal Representative

IN WITNESS WHEREOF, the Parties have duly executed this SERIES A PREFERRED SHARE PURCHASE AGREEMENT as of the date first above written.

Beijing Jingyuan Trading Co., Ltd. (Seal)
(in Chinese: 北京景缘商贸有限公司)

By: ______________________
Name: TANG Jing (汤璟)
Title: Legal Representative

IN WITNESS WHEREOF, the Parties have duly executed this SERIES A PREFERRED SHARE PURCHASE AGREEMENT as of the date first above written.

Shanghai Weitong Business Co., Ltd. (Seal)
(in Chinese: 上海微彤商贸有限公司)

By: ______________________
Name: WANG Jun (王俊)
Title: Legal Representative

IN WITNESS WHEREOF, the Parties have duly executed this SERIES A PREFERRED SHARE PURCHASE AGREEMENT as of the date first above written.

Shanghai Jinglu Trading Co., Ltd. (Seal)
(in Chinese: 上海景禄贸易有限公司)

By: ______________________________
Name: TANG Jing (汤璟)
Title: Legal Representative

IN WITNESS WHEREOF, the Parties have duly executed this SERIES A PREFERRED SHARE PURCHASE AGREEMENT as of the date first above written.

____
TANG Jing (汤璟)

IN WITNESS WHEREOF, the Parties have duly executed this SERIES A PREFERRED SHARE PURCHASE AGREEMENT as of the date first above written.

ZHU Jian (朱健)

IN WITNESS WHEREOF, the Parties have duly executed this SERIES A PREFERRED SHARE PURCHASE AGREEMENT as of the date first above written.

____

WANG Jun (王俊)

IN WITNESS WHEREOF, the Parties have duly executed this SERIES A PREFERRED SHARE PURCHASE AGREEMENT as of the date first above written.

Fantasticview Limited

By: ______________________

Name: TANG Jing (汤璟)

Title: Director

IN WITNESS WHEREOF, the Parties have duly executed this SERIES A PREFERRED SHARE PURCHASE AGREEMENT as of the date first above written.

Healthyfuture Limited

By: ______________________

Name: ZHU Jian (朱健)

Title: Director

IN WITNESS WHEREOF, the Parties have duly executed this SERIES A PREFERRED SHARE PURCHASE AGREEMENT as of the date first above written.

Brilliananson Limited

By: ______________________

Name: WANG Jun (王俊)

Title: Director

IN WITNESS WHEREOF, the Parties have duly executed this SERIES A PREFERRED SHARE PURCHASE AGREEMENT as of the date first above written.

Ableview Global Limited

By: ______________________

Name: TANG Jing (汤璟)

Title: Director

IN WITNESS WHEREOF, the Parties have duly executed this SERIES A PREFERRED SHARE PURCHASE AGREEMENT as of the date first above written.

Luckylily Ltd

For and on behalf of
Luckylily Ltd

Authorized Signature(s)

By: ______________________
Name:
Title: